Exhibit 99.1

KMG Chemicals, Inc. 9555 W. Sam Houston Parkway South Suite 600 Houston, TX 77099 USA

KMG Reports Fourth Quarter and Full Year 2015 Financial Results

HOUSTON, Texas—(BUSINESS WIRE)—October 14, 2015—KMG Chemicals, Inc.
(NYSE: KMG), a global provider of specialty chemicals, today announced financial results for the fourth fiscal quarter and fiscal year ended July 31, 2015.

2015 Fourth Quarter Financial Highlights

•	Net sales were $76.0 million versus $91.2 million in last year’s fourth quarter. Sales declined due to the divestiture of the creosote business in the second quarter.
•	Adjusted EBITDA[1] was $10.1 million, a 12% increase from $9.0 million in last year’s fourth quarter.
•	Adjusted diluted earnings per share[2] was $0.32 vs. $0.27 per share in the prior year’s fourth quarter.
•	GAAP EPS was $0.28 vs. $(0.07) in the fourth quarter of fiscal 2014.

2015 Fiscal Year Financial Highlights

•	Net sales were $320.5 million versus $353.4 million in fiscal 2014.
•	Adjusted EBITDA[1] increased to $37.1 million, up 21% from $30.6 million last year.
•	Adjusted diluted earnings per share[2] was $1.21 vs. $0.81 per share reported in the prior year.
•	GAAP EPS was $1.03 vs. a loss of $(0.09) in fiscal 2014.
•

Long-term debt balance at year-end was $53 million, compared to $60 million at the close of fiscal 2014. During fiscal 2015, the company paid down debt by $30.5 million and borrowed $23.5 million to acquire Val-Tex.

Chris Fraser, KMG chairman and chief executive officer, said, “We are pleased with our fiscal 2015 financial results, which included record adjusted EBITDA of $37.1 million for the year and our highest ever quarterly adjusted EBITDA of $10.1 million. Despite foreign currency headwinds, our electronic chemicals business generated 23% growth in adjusted EBITDA in fiscal 2015, reflecting strong volume growth and increased efficiency across our global operations. Our wood treating business continued to perform well during the year, and we benefited from the contribution of the Val-Tex industrial lubricants business to our fourth quarter results.”

Mr. Fraser continued, “Through consistent execution and a clear focus on our objectives, KMG achieved substantial progress in fiscal 2015. We fully integrated the UPC business and continued the consolidation of our global manufacturing assets, significantly improving profitability. Strategically, we established a third growth platform in the industrial lubricants and sealants market with the acquisition of Val-Tex, and we streamlined our wood treating chemicals product line by divesting our non-strategic creosote assets.”

[1]	Non-U.S. GAAP measure. See Table 1 for reconciliation.
[2]	Non-U.S. GAAP measure. See Table 2 for reconciliation.

Phone: 713-600-3800 ● Fax: 713-600-3850

www.kmgchemicals.com ● NYSE: KMG

Fourth Quarter Results
Dollars in thousands, except EPS	Fiscal 2015		Fiscal 2014
	Adjusted	As Reported	Adjusted	As Reported
	(non-GAAP)	(GAAP)	(non-GAAP)	(GAAP)
Net Sales	$ 75,993	$ 75,993	$ 91,156	$ 91,156
Operating Income (Loss)	6,506	5,842	5,600	(415)
Operating Margin	8.6%	7.7%	6.1%	(0.5%)
Net Income (Loss)	3,759	3,328	3,163	(822)
Diluted EPS	$0.32	$0.28	$0.27	$(0.07)

Full Year Results
Dollars in thousands, except EPS	Fiscal 2015		Fiscal 2014
	Adjusted	As Reported	Adjusted	As Reported
	(non-GAAP)	(GAAP)	(non-GAAP)	(GAAP)
Net Sales	$ 320,498	$ 320,498	$ 353,406	$ 353,406
Operating Income	24,023	16,589	17,356	3,951
Operating Margin	7.5%	5.2%	4.9%	1.1%
Net Income (Loss)	14,241	12,138	9,450	(988)
Diluted EPS	$1.21	$1.03	$0.81	$(0.09)

Business segment results

Electronic Chemicals
Fourth Quarter Results
Dollars in thousands	Fiscal 2015	Fiscal 2014
	As Reported	Adjusted	As Reported
	(GAAP)	(non-GAAP)	(GAAP)

Net Sales	$ 66,302	$ 66,332	$ 66,332
Operating Income	5,452	4,552	4,581
Operating Margin	8.2%	6.9%	6.9%

For the fourth fiscal quarter, the Electronic Chemicals segment reported:

•

Sales of $66.3 million, unchanged from the same period a year ago. The strong U.S. dollar reduced fourth quarter fiscal 2015 sales by $3.9 million as compared to the prior year. Sales volume for high purity process chemicals grew significantly in North America, but was partially offset by softness primarily in Europe and to a lesser extent in Asia.

Phone: 713-600-3800 ● Fax: 713-600-3850

www.kmgchemicals.com ● NYSE: KMG

•	Adjusted EBITDA[3] of $8.4 million, compared to $7.8 million last year. Foreign currency translation reduced fourth quarter fiscal 2015 adjusted EBITDA by $400,000.
•

GAAP operating income of $5.5 million vs. $4.6 million in the same period of fiscal 2014. Operating income improved due to volume growth in North America, as well as benefits from the restructuring and realignment of our electronic chemicals operations.

Electronic Chemicals
Full Year Results
Dollars in thousands	Fiscal 2015	Fiscal 2014
	As Reported	Adjusted	As Reported
	(GAAP)	(non-GAAP)	(GAAP)

Net Sales	$ 265,608	$ 253,754	$ 253,754
Operating Income	21,787	14,974	14,089
Operating Margin	8.2%	5.9%	5.6%

For the fiscal 2015 year, the Electronic Chemicals segment reported:

•	Sales of $265.6 million, up 5% from the prior year. The strong U.S. dollar reduced fiscal 2015 sales by $10.6 million as compared to the prior year.
•	Adjusted EBITDA[4] of $34.0 million, a 23% gain from the prior year. Foreign currency translation reduced fiscal 2015 adjusted EBITDA by $900,000.
•

GAAP operating income of $21.8 million, an increase of 55% compared to the prior year. Operating income improved due to higher sales volume, as well as benefits from the restructuring and realignment of our electronic chemicals operations.

Other Chemicals

Following the acquisition of Val-Tex in the fourth quarter of fiscal 2015, wood treating chemicals was combined with the newly acquired industrial valve lubricants and sealants business to form the Other Chemicals segment. As of May 1, 2015, the other chemicals segment includes the pentachlorophenol (“penta”) business and the recently acquired Val-Tex business.

Other Chemicals
Fourth Quarter Results
Dollars in thousands	Fiscal 2015		Fiscal 2014
	Adjusted	As Reported	As Reported
	(non-GAAP)	(GAAP)	(GAAP)
Net Sales	$ 9,691	$ 9,691	$ 24,804
Operating Income	2,342	2,279	2,682
Operating Margin	24.2%	23.5%	10.8%

[3]	Non-U.S. GAAP measure. See Table 1 for reconciliation.
[4]	Non-U.S. GAAP measure. See Table 1 for reconciliation.

Phone: 713-600-3800 ● Fax: 713-600-3850

www.kmgchemicals.com ● NYSE: KMG

For the fourth fiscal quarter, the Other Chemicals segment reported:

•	Sales of $9.7 million compared to $24.8 million in the same period a year ago. The sales decline reflects the divestiture of the creosote product line in January 2015.
•	Adjusted EBITDA[5] of $2.7 million, compared to $2.9 million last year.
•

GAAP operating income of $2.3 million, or 23.5% of sales, versus $2.7 million, or 10.8% of sales, last year. Despite a positive contribution from the industrial lubricants business, operating income decreased as penta shipment volume declined from unusually strong levels in the fourth quarter of fiscal 2014. Operating margin improved due to the contribution from the industrial lubricants business and the absence of lower margin creosote sales.

Other Chemicals
Full Year Results
Dollars in thousands	Fiscal 2015		Fiscal 2014
	Adjusted	As Reported	As Reported
	(non-GAAP)	(GAAP)	(GAAP)
Net Sales	$ 54,820	$ 54,820	$ 99,514
Operating Income	8,798	8,735	8,390
Operating Margin	16.0%	15.9%	8.4%

For the fiscal 2015 year, the Other Chemicals segment reported:

•	Sales of $54.8 million compared to $99.5 million in fiscal 2014. Sales declined due to the divestiture of the creosote business in January 2015.
•	Adjusted EBITDA[6] of $9.3 million, up 5% from $8.9 million in fiscal 2014. Adjusted EBITDA increased primarily due to the contribution from the industrial lubricants business.
•

GAAP operating income of $8.7 million, a gain of 4% from $8.4 million in fiscal 2014. Operating income increased due to higher penta sales, lower penta raw materials costs and the contribution from the industrial lubricants business. Operating margin improved primarily due to the contribution from the industrial lubricants business and the absence of creosote sales.

Outlook

•

Fiscal 2016 consolidated net sales are forecast to be approximately $300 million, reflecting lower sales in the Other Chemicals segment due to the divestiture of the creosote business and a foreign currency impact, which are partially offset by growth in the Electronic Chemicals segment and the addition of the industrial lubricants business.

•	Excluding restructuring charges, fiscal 2016 adjusted EBITDA is forecast to be approximately $40-42 million.

[5]	Non-U.S. GAAP measure. See Table 1 for reconciliation.
[6]	Non-U.S. GAAP measure. See Table 1 for reconciliation.

Phone: 713-600-3800 ● Fax: 713-600-3850

www.kmgchemicals.com ● NYSE: KMG

•	Fiscal 2016 depreciation and amortization expense is forecast to be $14-16 million.
•

Fiscal 2016 capital expenditures are forecast to be approximately $15 million. Capital expenditures include expenses related to our ERP system implementation, UPC integration and asset investments to support increased shipment volume in our Electronic Chemicals business.

Conference call

Date: Wednesday, October 14, 2015

Time: 5:00 p.m. ET

Dial in: 877-789-6981 or 541-797-2420

Conference ID: 52859261

The conference call will be webcast live via the “Investors” section of the Company’s website at http://kmgchemicals.com.

If you are unable to listen live, the conference call transcript will be archived on the KMG website. A replay of the teleconference will also be available for one week, starting at 8:00 p.m. ET on October 14, 2015. To access the replay, call 855-859-2056 or 404-537-3406 using conference ID 52859261.

Form 10-K filing

We anticipate filing our annual report on form 10-K in the next two weeks.

About KMG

KMG Chemicals, Inc., through its subsidiaries, produces and distributes specialty chemicals to select markets. The Company grows by acquiring and optimizing stable chemical product lines and businesses with established production processes. For more information, visit the Company's website at http://kmgchemicals.com.

The information in this news release includes certain forward-looking statements that are based upon assumptions that in the future may prove not to have been accurate and are subject to significant risks and uncertainties, including statements as to the future performance of the company. Although the company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations or any of its forward-looking statements will prove to be correct. Factors that could cause results to differ include, but are not limited to, successful performance of internal plans, product development acceptance, the impact of competitive services and pricing and general economic risks and uncertainties.

Phone: 713-600-3800 ● Fax: 713-600-3850

www.kmgchemicals.com ● NYSE: KMG

KMG CHEMICALS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

	Three Months Ended		Year Ended
	July 31,		July 31,
	2015	2014	2015	2014
Net sales	$75,993	$91,156	$320,498	$353,406
Cost of sales	49,477	63,179	211,021	249,907
Gross profit	26,516	27,977	109,477	103,499
Distribution expenses	10,802	13,272	48,523	50,251
Selling, general and administrative expenses	9,297	9,336	37,461	38,421
Restructuring charges	379	1,267	1,279	6,359
Realignment charges	196	4,517	5,625	4,517
Operating income	5,842	(415)	16,589	3,951
Other income (expense)
Interest expense, net	(309)	(604)	(1,407)	(2,854)
Gain (loss) on sale of creosote distribution business, net	—	—	5,448	—
Other non-operating expense	—	—	(1,250)	—
Other, net	2	(291)	(496)	(831)
Total other income (expense), net	(307)	(895)	2,295	(3,685)
Income before income taxes	5,535	(1,310))	18,884	266
Provision for income taxes	(2,207)	488	(6,746)	(1,254)
Net income (loss)	$3,328	$(822)	$12,138	$(988)
Earnings per share
Net income (loss) per common share basic	$0.28	$(0.07)	$1.04	$(0.09)
Net income (loss) per common share diluted	$0.28	$(0.07)	$1.03	$(0.09)
Weighted average shares outstanding
Basic	11,685	11,641	11,673	11,615
Diluted	11,845	11,641	11,779	11,615

Phone: 713-600-3800 ● Fax: 713-600-3850

www.kmgchemicals.com ● NYSE: KMG

KMG CHEMICALS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except for share and per share amounts)

	July 31,	July 31,
	2015	2014
Assets
Current assets
Cash and cash equivalents	$7,517	$19,252
Accounts receivable
Trade, net of allowances of $144 at July 31, 2015 and $272 at July 31, 2014	36,887	40,176
Other	3,668	1,904
Inventories, net	42,082	45,268
Current deferred tax assets	2,953	1,577
Prepaid expenses and other	3,738	3,476
Total current assets	96,845	111,653
Property, plant and equipment, net	80,589	92,450
Deferred tax assets	131	442
Goodwill	22,408	12,595
Intangible assets, net	36,560	28,353
Restricted cash	1,000	1,000
Other assets, net	4,826	4,365
Total assets	$242,359	$250,858
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$35,980	$36,690
Accrued liabilities	9,602	16,986
Employee incentive accrual	4,852	4,575
Total current liabilities	50,434	58,251
Long-term debt	53,000	60,000
Deferred tax liabilities	13,075	9,881
Other long-term liabilities	2,429	2,520
Total liabilities	118,938	130,652
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.01 par value, 10,000,000 shares authorized, none issued	—	—
Common stock, $0.01 par value, 40,000,000 shares authorized, 11,690,439 shares issued and outstanding at July 31, 2015 and 11,649,001 shares issued and outstanding at July 31, 2014	117	116
Additional paid-in capital	31,676	28,886
Accumulated other comprehensive income/(loss)	(9,667)	645
Retained earnings	101,295	90,559
Total stockholders’ equity	123,421	120,206
Total liabilities and stockholders’ equity	$242,359	$250,858

Phone: 713-600-3800 ● Fax: 713-600-3850

www.kmgchemicals.com ● NYSE: KMG

KMG CHEMICALS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	2015	2014
Cash flows from operating activities
Net income (loss)	$12,138	$(988)
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation and amortization	13,531	14,117
Depreciation related to restructuring and realignment	5,640	4,210
Non-cash impairment charges	—	2,741
Amortization of loan costs included in interest expense	153	60
Stock-based compensation expense	2,766	2,231
Bad debt expense	—	128
Allowance for excess and obsolete inventory	941	634
Gain on sale of creosote distribution business	(5,448)	—
Gain on disposal of property	—	(28)
Deferred income tax benefit	(3,532)	(2,227)
Tax benefit from stock-based awards	23	(328)

Changes in operating assets and liabilities, net of effects of acquisition
Accounts receivable — trade	1,265	2,137
Accounts receivable — other	(1,884)	746
Inventories	(740)	7,861
Other current and non-current assets	(633)	822
Accounts payable	1,234	398
Accrued liabilities and other	(7,886)	7,844
Net cash provided by operating activities	17,568	40,358

Cash flows from investing activities
Additions to property, plant and equipment	(13,821)	(9,497)
Disposals of property, plant and equipment	2,572	74
Acquisition of Ultra Pure Chemicals, net of cash acquired	—	149
Acquisition of Val-Tex	(21,938)	—
Proceeds from sale of creosote business	14,899	—
Net cash used in investing activities	(18,288)	(9,274)
Cash flows from financing activities
Deferred financing costs	(667)	—
Net payments under revolving loan facility	(40,000)	(25,000)
Proceeds from borrowing under New Credit Facility	58,000	—
Net payments under New Credit Facility	(5,000)	—
Principal payments on borrowings on term loan	(20,000)
Tax benefit from stock-based awards	(23)	328
Payment of dividends	(1,401)	(1,393)
Net cash used in financing activities	(9,091)	(26,065)
Effect of exchange rate changes on cash	(1,924)	284
Net (decrease) increase in cash and cash equivalents	(11,735)	5,303
Cash and cash equivalents at beginning of year	19,252	13,949
Cash and cash equivalents at end of year	$7,517	$19,252

Phone: 713-600-3800 ● Fax: 713-600-3850

www.kmgchemicals.com ● NYSE: KMG

Reconciliation of non-GAAP financial measures to GAAP financial measures

KMG provides non-GAAP financial information to complement reported GAAP results. KMG believes that analysis of our financial performance would be enhanced by an understanding of the factors underlying that performance and our judgments about the likelihood that particular factors will repeat. We define adjusted EBITDA as earnings from operations before interest, taxes, depreciation, amortization, acquisition and integration expenses, restructuring and realignment charges and other nonrecurring items.

KMG intends to continue to provide certain non-GAAP financial information and the appropriate reconciliation to GAAP in its financial results. As required by SEC rules, the tables below present a reconciliation of our presented non-GAAP measures to the most directly comparable GAAP measures. These non-GAAP measures should be viewed as a supplement to, and not a substitute for, U.S. GAAP measures of performance.

Table 1

RECONCILIATION OF OPERATING INCOME TO EBITDA AND ADJUSTED EBITDA

(in thousands)

Fourth Quarter Fiscal 2015	Electronic	Other
	Chemicals	Chemicals	Corporate	Total

Operating Income (Loss)	$5,452	$2,279	($1,889)	$5,842
Other income (expense)	-	-	2	2
Depreciation and amortization	2,946	340	294	3,580
EBITDA	8,398	2,619	(1,593)	9,424

Acquisition & integration expenses	-	63	26	89
Restructuring & realignment charges*	-	-	575	575
Adjusted EBITDA	8,398	2,682	(992)	10,088
Corporate allocation	3,588	1,367	(4,955)	-
Adjusted EBITDA excl. corporate allocation	$11,986	$4,049	$(5,947)	$10,088
* Excludes depreciation

Fiscal Year Ended July 31, 2015	Electronic	Other
	Chemicals	Chemicals	Corporate	Total
Operating Income (Loss)	$21,787	$8,735	($13,933)	$16,589
Other income (expense)	(76)	(90)	(330)	(496)
Depreciation and amortization	12,257	626	6,288	19,171
EBITDA	33,968	9,271	(7,975)	35,264

Acquisition & integration expenses	-	63	467	530
Restructuring & realignment charges*	-	-	1,264	1,264
Adjusted EBITDA	33,968	9,334	(6,244)	37,058
Corporate allocation	10,780	4,071	(14,851)	-
Adjusted EBITDA excl. corporate allocation	$44,748	13,405	(21,095)	$37,058
* Excludes depreciation

Phone: 713-600-3800 ● Fax: 713-600-3850

www.kmgchemicals.com ● NYSE: KMG

KMG Chemicals, Inc.9555 W. Sam Houston Parkway SouthSuite 600Houston, TX  77099USA

(Table 1 continued)

Fourth Quarter Fiscal 2014	Electronic	Wood Treating
	Chemicals	Chemicals	Corporate	Total

Operating Income (Loss)	$4,581	$2,682	($7,678)	($415)
Other income (expense)	(212)	123	(202)	(291)
Depreciation and amortization	3,446	100	2,639	6,185
EBITDA	7,815	2,905	(5,241)	5,479

Impairment charges	-	-	2,741	2,741
Integration expenses	(29)	-	260	231
Restructuring charges*	-	-	553	553
Adjusted EBITDA	7,786	2,905	(1,687)	9,004
Corporate allocation	2,259	1,218	(3,477)	-
Adjusted EBITDA excl. corporate allocation	$10,045	$4,123	(5,164)	$9,004
* Excludes depreciation

Fiscal Year Ended July 31, 2014	Electronic	Wood Treating
	Chemicals	Chemicals	Corporate	Total

Operating Income (Loss)	$14,089	$8,390	($18,528)	$3,951
Other income (expense)	(597)	116	(350)	(831)
Depreciation and amortization	13,240	400	4,687	18,327
EBITDA	26,732	8,906	(14,191)	21,447

Impairment charges	-	-	2,741	2,741
Integration expenses	885	-	364	1,249
CEO transition costs	-	-	1,280	1,280
Restructuring charges*	-	-	3,925	3,925
Adjusted EBITDA	27,617	8,906	(5,881)	30,642
Corporate allocation	8,751	4,458	(13,209)	-
Adjusted EBITDA excl. corporate allocation	$36,368	$13,364	($19,090)	$30,642
* Excludes depreciation

Phone: 713-600-3800 ● Fax: 713-600-3850

www.kmgchemicals.com ● NYSE: KMG

Table 2

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

Fourth Quarter Fiscal 2015
Dollars in thousands, except EPS	KMG Chemicals, Inc.

	Operating		Net	Diluted Earnings
	Income	Margin	Income	Per Share
Non-GAAP measure	$ 6,506	8.6%	$ 3,759	$0.32
Restructuring & realignment charges	(575)	(0.7%)	(374)	($0.03)
Acquisition & integration expenses	(89)	(0.2%)	(57)	($0.01)
GAAP measure	$ 5,842	7.7%	$ 3,328	$0.28

	Electronic Chemicals		Other Chemicals
	Operating		Operating
	Income	Margin	Income	Margin
Non-GAAP measure	$5,452	8.2%	$2,342	24.2%
Acquisition & integration expenses	—	—	(63)	(0.7%)
GAAP measure	$5,452	8.2%	$2,279	23.5%

Fiscal Year Ended July 31, 2015
Dollars in thousands, except EPS	KMG Chemicals, Inc.

	Operating		Net	Diluted Earnings
	Income	Margin	Income	Per Share
Non-GAAP measure	$ 24,023	7.5%	$ 14,241	$1.21
Restructuring & realignment charges	(6,904)	(2.1%)	(4,488)	($0.38)
Acquisition & integration expenses	(530)	(0.2%)	(344)	($0.03)
Gain on sale of creosote business	-	0.0%	3,541	$0.30
Environmental site cleanup reserve	-	0.0%	(812)	($0.07)
GAAP measure	$ 16,589	5.2%	$ 12,138	$1.03

	Electronic Chemicals		Other Chemicals
	Operating		Operating
	Income	Margin	Income	Margin
Non-GAAP measure	$21,787	8.2%	$8,798	16.0%
Acquisition & integration expenses	—	—	(63)	(0.1%)
GAAP measure	$21,787	8.2%	$8,735	15.9%

Main: 713-600-3800 ● Fax: 713-600-3850

www.kmgchemicals.com ● NYSE: KMG

(Table 2 continued)

Fourth Quarter Fiscal 2014
Dollars in thousands, except EPS	KMG Chemicals, Inc.
				Diluted
	Operating		Net	Earnings/(Loss)
	Income/(Loss)	Margin	Income/(Loss)	Per Share
Non-GAAP measure	$5,600	6.1%	$3,163	$0.27
Realignment charges	(4,517)	(5.0)%	(2,936)	(0.25)
Restructuring charges	(1,267)	(1.4)%	(824)	(0.07)
Restructuring income tax expense	—	—	(75)	(0.01)
Integration expenses	(231)	(0.2)%	(150)	(0.01)
GAAP measure	($415)	(0.5)%	($822)	($0.07)

	Electronic Chemicals		Wood Treating Chemicals
	Operating		Operating
	Income	Margin	Income	Margin
Non-GAAP measure	$4,552	6.9%	$2,682	10.8%
Integration expenses	29	—	—	—
GAAP measure	$4,581	6.9%	$2,682	10.8%

Full Year Fiscal 2014
Dollars in thousands, except EPS	KMG Chemicals, Inc.
				Diluted
	Operating		Net	Earnings/(Loss)
	Income	Margin	Income/(Loss)	Per Share
Non-GAAP measure	$17,356	4.9%	$9,450	$0.81
Realignment charges	(4,517)	(1.3)%	(2,936)	(0.25)
Restructuring charges	(6,359)	(1.8)%	(4,133)	(0.36)
Restructuring income tax expense	—	0.0%	(1,725)	(0.15)
Integration expenses	(1,249)	(0.3)%	(812)	(0.07)
CEO transition costs	(1,280)	(0.4%)	(832)	(0.07)
GAAP measure	$3,951	1.1%	($988)	($0.09)

	Electronic Chemicals		Wood Treating Chemicals
	Operating		Operating
	Income	Margin	Income	Margin
Non-GAAP measure	$14,974	5.9%	$8,390	8.4%
Integration expenses	(885)	(0.3)%	—	—
GAAP measure	$14,089	5.6%	$8,390	8.4%

KMG Chemicals, Inc.

Eric Glover, 713-600-3865

Investor Relations Manager

eglover@kmgchemicals.com

Main: 713-600-3800 ● Fax: 713-600-3850

www.kmgchemicals.com ● NYSE: KMG